Canary Marinade Solana ETF 10-Q

Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, in connection with this Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Report”) of Canary Marinade Solana ETF (the “Registrant”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Steven McClurg, Chief Executive Officer of the Registrant, hereby certify that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 9, 2025	By:	/s/ Steven McClurg
	Name:	Steven McClurg *
	Title:	Chief Executive Officer
(Principal Executive Officer)

* The Registrant is a trust and Mr. McClurg is signing in his capacity as an officer of Canary Capital Group LLC, the Sponsor of the Registrant.